                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission  Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Northway Financial, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
    (5) Total Fee Paid:
--------------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
    (3) Filing Party:
--------------------------------------------------------------------------------
    (4) Date Filed:
--------------------------------------------------------------------------------

{NORTHWAY FINANCIAL LOGO}  NORTHWAY FINANCIAL, INC.

                                                                   April 2, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Northway Financial, Inc., to be held on Tuesday, May 15, 2001 at 2:00 p.m. at The Town and Country Motor Inn, Route 2, Shelburne, New Hampshire 03581.

     At the annual meeting you will be asked to consider and act upon the following:

     (1) to elect four (4) class I directors to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

     (2) to transact such other business as may come properly before the meeting and any adjournments or postponements thereof.

     I, along with the other members of the Board of Directors, look forward to greeting you personally at the Annual Meeting. However, whether or not you plan to attend personally and regardless of the number of shares you own, it is important that your shares be represented. YOU ARE URGED TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE.

     This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend.

                                                   Very truly yours,


                                                   William J. Woodward
                                                   Chairman of the Board

        9 Main Street, Berlin, New Hampshire 03570/Telephone 603-752-1171

                           {NORTHWAY FINANCIAL LOGO}

                            NORTHWAY FINANCIAL, INC.
                                  9 MAIN STREET
                           BERLIN, NEW HAMPSHIRE 03570
                             TELEPHONE 603-752-1171

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 15, 2001

      NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Northway Financial, Inc. will be held on Tuesday, May 15, 2001 at 2:00 p.m. at The Town and Country Motor Inn, Route 2, Shelburne, New Hampshire 03581 for the following purposes:

      (1) To elect four (4) class I directors to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

      (2) To transact such other business as may come properly before the meeting and any adjournments or postponements thereof.

      The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on March 16, 2001 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                             By Order of the Board of Directors

                                             Joseph N. Rozek
                                             Assistant Secretary

Berlin, New Hampshire
April 2, 2001

                             YOUR VOTE IS IMPORTANT
                             ----------------------

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            NORTHWAY FINANCIAL, INC.
                                 9 MAIN STREET
                          BERLIN, NEW HAMPSHIRE 03570
                             TELEPHONE 603-752-1171

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MAY 15, 2001

      This Proxy Statement and accompanying form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northway Financial, Inc., a New Hampshire corporation (the "Company"), for use in voting at the Annual Meeting of Stockholders (the "Meeting") to be held at 2:00 p.m. on May 15, 2001, at The Town and County Motor Inn, Route 2, Shelburne, New Hampshire 03581 and at any postponements or adjournments thereof. This proxy statement and accompanying form of proxy were mailed on or about April 2, 2001 to stockholders of record at the close of business on March 16, 2001 in connection with the solicitation.

      At the close of business on March 16, 2001, there were outstanding and entitled to vote 1,532,823 shares of the Company's common stock, par value of $1.00 per share.

      Each stockholder is entitled to one vote per share upon each matter submitted at the Meeting. Only stockholders of record at the close of business on March 16, 2001 shall be entitled to vote at the Meeting.

      The proxies of holders of common stock are being solicited by the Board of Directors. Stockholders are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. Shares represented by a properly executed proxy received prior to the vote at the Meeting and not revoked will be voted at the Meeting as directed in the proxy. IF A PROXY IS SUBMITTED AND NO DIRECTIONS ARE GIVEN, THE PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSALS TO BE CONSIDERED AT THE MEETING.

      A person giving the enclosed proxy may revoke it by filing an instrument of revocation with Joseph N. Rozek, Assistant Secretary, Northway Financial, Inc., 9 Main Street, Berlin, New Hampshire 03570. Any such person may also revoke a proxy by filing a duly executed proxy bearing a later date, or by appearing at the Meeting in person, notifying the Assistant Secretary, and voting by ballot at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Assistant Secretary) of a stockholder at the Meeting will not constitute revocation of a previously given proxy.

      The Company will bear the cost of soliciting proxies from the stockholders, including mailing costs, and will pay all printing costs in connection with this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the directors, officers, and certain employees of the Company, and by personal interviews, telephone and facsimile. Such directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. The Company may also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of its common stock. The Company may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

      The presence in person or by proxy of the holders of a majority of the issued and outstanding shares entitled to vote at the Meeting is required to constitute a quorum. Abstentions and "broker non-votes" (as defined below) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter and with respect to which the broker or other nominee does not have discretionary voting power.

      The Company is a New Hampshire corporation and the parent of The Berlin City Bank, a New Hampshire-chartered bank based in Berlin, New Hampshire ("BCB"), and Pemigewasset National Bank, a national bank based in Plymouth, New Hampshire ("PNB").

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS CONTINUING IN OFFICE

      The Company's Board of Directors is currently composed of eleven members. The Company's Amended and Restated Articles of Incorporation provide that directors are to be divided into three classes, with all classes as nearly equal as possible in size. Each director is elected for three years and the terms are staggered so that only one class is elected by the stockholders annually.

      At the Meeting, four directors will be elected to serve until the 2004 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated for election Fletcher W. Adams, Arnold P. Hanson, Jr., John H. Noyes, and William J. Woodward, all of whom are current members of the Board of Directors. It is the intention of the persons named in the accompanying form of proxy or their substitutes to vote for the election of the foregoing nominees unless instructed to the contrary. The Board of Directors believes that all of the nominees will be available and able to serve as directors, but if for any reason any of the nominees named above should not be available or able to serve, the proxies may exercise discretionary authority to vote for one or more substitutes as the Board of Directors may recommend. In the alternative, the Board of Directors may, if permitted by law and the Amended and Restated Articles of Incorporation and Bylaws, amend the Bylaws if necessary and reduce the size of the Board to eliminate the resulting vacancy. The affirmative vote of a plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes will not be counted as "votes cast" for purposes of electing directors and, therefore, will not affect the election of the directors.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES FOR DIRECTOR OF THE COMPANY.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

      The following table sets forth the name and ages, other positions held with the Company, term of office and period served, business experience, and certain other information, as of March 16, 2001, with respect to each nominee and each director continuing in office. The information was provided by the persons named.

                                                                         Shares of
                                                                         Common Stock           Percent
                                                             Term        Beneficially           of Common
                                              Director       To          Owned at               Stock
Name                                 Age      Since          Expire      Mar. 16, 2001(1)       Ownership(1)
------------------------------------------------------------------------------------------------------------
                                            NOMINEES OF THE BOARD

Adams, Fletcher W                     64       1997           2004           54,500(2)            3.56%
  Vice-Chairman of the Board,
  Northway Financial, Inc.;
  Chairman of the Board, President,
  Pemigewasset National Bank

Hanson, Jr., Arnold P                 51       1997           2004           24,312(3)            1.59%
  President, Isaacson Structural
  Steel, Inc.

Noyes, John H                         54       1997           2004           11,825               ****
      President, Noyes Insurance
      Agency, Inc.; President,
      Central Square Insurance, Inc.

Woodward, William J                   55       1997           2004           82,713               5.40%
  Chairman of the Board,
  President, Chief Executive
  Officer, Northway Financial,
  Inc. and The Berlin City Bank

                                       DIRECTORS CONTINUING IN OFFICE

Boucher, Stephen G                    54       1999           2002              250               ****
  President, Airmar
  Technology Corp.

Kelley, Barry J                       51       1997           2002           40,744(4)            2.66%
  President, White
  Mountain Lumber, Co.

Labnon, Randall, G                    47       1997           2002            3,072               ****
  General Manager,
  Town & Country Motor Inn

Bornstein, Peter H                    47       1997           2003            5,392(5)            ****
  Attorney and Partner, Bergeron
  Hanson, Bornstein & Carlson

Clifford, Jr., Charles H              65       1997           2003            2,500               ****
  Retired Businessman

Keough, Bruce W                       44       1999           2003              500               ****
  Private Investor

Morris, John D                        70       1997           2003            9,856               ****
  Retired Businessman

**** Owns less than 1% of the Company's outstanding common stock.
(1)  Included in the shares listed as "beneficially owned" and in the calculation of common stock ownership are the following shares which the persons listed have the right to acquire prior to the expiration date shown pursuant to vested stock options granted under the 1999 stock option and grant plan - Mr. Woodward (7,500 prior to June 15, 2009 and 2,125 prior to October 17, 2010) and
     Mr. Adams (3,500 prior to June 15, 2009).
(2)  Includes 23,000 shares held in a trust for which Mr. Adams serves as trustee.
(3)  Includes 24,000 shares held in a trust for which Mr. Hanson serves as trustee and 312 shares owned jointly with spouse.
(4)  Includes 32,276 shares owned jointly with spouse and 2,900 shares owned by spouse for which Mr.
     Kelley may be deemed the beneficial owner.
(5)  Includes 3,632 shares owned jointly with spouse, 320 shares owned by spouse for which Mr. Bornstein may be deemed the beneficial owner,12 shares owned jointly with son and 1,056 shares held in an account for which Mr. Bornstein is the conservator.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors of the Company held fourteen (14) meetings during the calendar year ended December 31, 2000.

      Directors of the Company are paid an annual fee of $10,000 and directors who also serve on the Executive Committee receive an additional annual fee of $12,000. Directors who are officers of the Company do not receive any of these fees with the exception of Mr. Adams, who receives an annual fee in lieu of salary of $32,000.

      The following sets forth the members of each of the standing committees of the Board of Directors together with a brief description of the function of each such committee.

                              EXECUTIVE COMMITTEE

MEMBERS: William J. Woodward, Chairman; Fletcher W. Adams, John D. Morris; and John H. Noyes

FUNCTION:   The Executive Committee generally has the power to exercise the power of the full Board during intervals between meetings of the Board.

NUMBER OF
MEETINGS:   This Committee meets on a weekly basis.

                         AUDIT AND COMPLIANCE COMMITTEE

MEMBERS: Arnold P. Hanson, Jr., Chairman; Stephen G. Boucher; Barry J. Kelley; and John H. Noyes.

FUNCTION:   This Committee oversees the activities of the Company's Internal
            Auditor, its independent certified public accounting firm, and activities of other accounting firms used on a project basis. This
            Committee also reviews the results of each regulatory examination.
            The Committee also provides oversight for all compliance activities of the Company, including those of the corporate compliance officer.
            The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors of the Company, a copy of which is attached as Appendix A to this proxy statement.

NUMBER OF
MEETINGS:   This Committee met five (5) times during the 2000 fiscal year.

                   HUMAN RESOURCES AND COMPENSATION COMMITTEE

MEMBERS: Bruce W. Keough, Chairman; Stephen G. Boucher; Arnold P. Hanson, Jr.; Randall G. Labnon; and John H. Noyes.

FUNCTION:   This Committee conducts annual and periodic reviews of director, officer, and employee compensation in order to ensure that the Company has the programs necessary to attract and retain competent professionals at all levels.

NUMBER OF
MEETINGS:   This Committee met five (5) times during the 2000 fiscal year.

                              NOMINATING COMMITTEE

MEMBERS: The full Board of Directors serves as the Nominating Committee of the Company.

FUNCTION:   This Committee selects nominees for election as directors of the
            Company. This Committee nominated the persons standing for election at the 2001 Annual Meeting. The committee will consider directors nominees recommended by Stockholders. See Stockholder Proposals on page 14 for more information.

NUMBER OF
MEETINGS:   The Board of Directors meets monthly and, as appropriate, discusses nominations.

EXECUTIVE OFFICERS

      The following sets forth information regarding the executive and key officers of the Company and/or its subsidiaries, the position or office held by each of them, and the date from which they have continually served as executive officers.

                                                                      Executive
                                                                       Officer
Name                                                       Age          Since
-------------------------------------------------------------------------------
William J. Woodward                                          55         1989
  Chairman, President, and Chief Executive Officer
  Northway Financial, Inc. and The Berlin City Bank

Fletcher W. Adams                                            64         1990
  Vice Chairman, Northway Financial, Inc.; Chairman of the Board and President, Pemigewasset National Bank

George L. Fredette                                           41         1999
  Senior Vice President and Chief Financial Officer
  Northway Financial, Inc. and The Berlin City Bank

Lawrence J. Bessinger                                        56         1999
  Senior Vice President, Northway Financial, Inc.

James R. Brannen                                             40         1999
  Senior Vice President, Northway Financial, Inc.

Richard T. Brunelle                                          59         1996
  Senior Vice President, The Berlin City Bank

John H. Stratton, Jr.                                        55         1990
  Senior Vice President, The Berlin City Bank

Robert I. Walker                                             62         1999
  Senior Vice President, Pemigewasset National Bank

      William J. Woodward has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1997. In addition, he has served as President and Chief Executive Officer of BCB since 1994 and has served as Chairman of the Board of Directors of BCB since 1989. He became a Director of BCB in 1975.

      Fletcher W. Adams has served as Vice Chairman of the Board of Directors of the Company since 1997. He has also served as Chairman of the Board of PNB since February 1999. In addition, he served as President and Chief Executive Officer of PNB from January 1990 until February 1999. In July 2000, he resumed the position of President of PNB.

      George L. Fredette has served as Senior Vice President and Chief Financial Officer of the Company and BCB since March 1999. Prior to joining the Company he served as Executive Vice President and Chief Financial Officer of Evergreen Bancorp, Inc. and Evergreen Bank, N. A. from December 1995 until January 1999.

      Lawrence J. Bessinger has served as Senior Vice President of the Company since July 1999 and is responsible for the technology and deposit services banking divisions. Prior to this promotion, Mr. Bessinger had served as Vice President-Chief Information Officer for BCB since 1990.

      James R. Brannen has served as Senior Vice President of the Company since July 1999 and is responsible for the loan operations division. From November 1993 until July 1999, Mr. Brannen served as Vice President of Retail Loan Operations for BCB.

      Richard T. Brunelle has served as Senior Vice President of The Berlin City Bank since April 1996 and is responsible for the commercial lending division. From 1991 until his promotion, Mr. Brunelle served BCB as Vice President and Senior Commercial Lender.

      John H. Stratton, Jr. has served as Senior Vice President of BCB since 1990 and is responsible for the retail banking division.

      Robert I. Walker has served as Senior Vice President of PNB since June 1999 and is responsible for the retail and marketing divisions. Prior to joining PNB, Mr. Walker served as Senior Vice President of Vermont National Bank from 1998 to 1999. From 1996 to 1998 Mr. Walker served as Director of Marketing and Retail Banking for Community Bankshares, Inc. From 1992 to 1996 he served as Regional Manager and Branch Administrator for First New Hampshire Bank.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of March 16, 2001, the beneficial ownership of common stock by (i) each of the executive officers named under "Executive Compensation" below (other than Mr. Woodward), and (ii) all directors and executive officers as a group. See "Information Concerning Directors and Nominees" above for the beneficial ownership of common stock by Messrs. Woodward and Adams and other directors of the Company. As of March 16, 2001, no person owned beneficially more than 5% of the Company's outstanding common stock except for Mr. Woodward.

                         Shares of Common              Percent of Shares of
Name                     Stock Beneficially Owned(1)   Common Stock Ownership(1)
-------------------------------------------------------------------------------
Richard T. Brunelle                2,800                        ****

George L. Fredette                 4,375                        ****

John H. Stratton, Jr.              3,822                        ****

Directors and executive          251,341                       16.40%
  officers as a group (17
  persons)

**** Owns less than 1% of the Company's common stock.
(1) Included in the shares listed as "beneficially owned" and in the calculation of common stock ownership are the following shares which the persons listed have the right to acquire prior to the expiration date shown pursuant to vested stock options granted under the 1999 stock option and grant plan - Mr. Fredette (3,000 prior to June 15, 2009 and 875 prior to October 17, 2010), Mr. Brunelle (2,000 prior to June 15, 2009 and 750 prior to October 17, 2010), and Mr. Stratton (2,000 prior to June 15, 2009 and 750 prior to October 17, 2010).

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal years ended December 31, 2000, 1999, and 1998, of those persons who were, at December 31, 2000: (i) the chief executive officer of the Company and (ii) the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                                                    SUMMARY COMPENSATION TABLE

                                          Annual  Compensation                              Long-Term Compensation
                                    -----------------------------------------------------   ----------------------
                                                                           Other Annual(1)   Securities Underlying      Other(2)
Name and Principal Position          Year        Salary       Bonus         Compensation        Options/SARs (#)      Compensation
William J. Woodward                  2000       $240,000     $ 41,500         $  5,211              2,125                 $5,536
  Chairman, President and            1999        225,000       39,921            2,461              7,500                  3,375
  Chief Executive Officer            1998        179,922       35,000             --                 --                     --

George L. Fredette                   2000        120,923        2,365            2,373                875                  2,344
  Senior Vice President and          1999         95,830       16,381           24,390              3,000                    863
  Chief Operating Officer

Richard T. Brunelle                  2000        107,250        7,507            2,114                750                  2,063
  Senior Vice President              1999        101,255        6,249            1,041              2,000                  1,515
  Berlin City Bank                   1998         87,413        5,765             --                 --                     --

John H. Stratton, Jr                 2000        111,616        7,813            2,120                750                  2,232
  Senior Vice President              1999        104,330        6,020            1,003              2,000                  1,504
  Berlin City Bank                   1998        100,880        3,023             --                 --                     --

(1)  The compensation reported in this column for 2000 is comprised of amounts allocated to the accounts of the Named Executive
     Officers in connection with the Company's Profit Sharing Plan.

(2)  The compensation reported in this column for 2000 is composed of : (a) the following amounts allocated to the accounts of the
     Named Executive Officers in connection with the Company's 401(k) Plan, as an employer matching contribution: Mr. Woodward -
     $4,800; Mr. Fredette - $2,344; Mr. Brunelle - $2,063; and Mr. Stratton - $2,232; (b) $736 which represents imputed income to
     Mr. Woodward associated with the term portion of a split dollar life insurance arrangement.

                                              OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

      The following table provides details regarding stock options granted to Named Executive Officers during the fiscal year ended December 31, 2000. In addition, in accordance with Securities and Exchange Commission ("SEC") rules, there are shown the hypothetical gains or "option spreads" that would exist for the respective options assuming the Company's stock price appreciated at assumed annual compound rates of 5% and 10% from the date the options were granted over the full option term.

                        Number of        % of Total
                       Securities       Options/SARs
                       Underlying        Granted to        Exercise or                   Potential Realizable Value
                      Options/SARs      Employees in        Base Price     Expiration    --------------------------
Name                   Granted (#)        Fiscal Year         ($/Sh)          Date        5% ($)(1)      10%($)(1)
-------------------------------------------------------------------------------------------------------------------
William J. Woodward      8,500              29.82             22.625        10/17/10       120,944       306,497
George L. Fredette       3,500              12.28             22.625        10/17/10        49,801       126,204
Richard T. Brunelle      3,000              10.53             22.625        10/17/10        42,686       108,175
John H. Stratton, Jr.    3,000              10.53             22.625        10/17/10        42,686       108,175

(1)  Potential Realizable Value is based on an assumed annual growth rate for each of the grants shown over their ten-year term.
     The potential values are set forth to comply with applicable regulations of the SEC, and the Company cannot predict whether these values can be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of the
     Company's common stock.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

      The following table shows stock option exercises by the Named Executive Officers during the fiscal year ended December 31, 2000. In addition, this table includes the number of shares covered by both exercisable and unexercisable options as of December 31, 2000. Also reported are the values for "in-the money" options, which represent the positive spread between the exercise price of any such existing options and the year-end closing price of the Company's common stock.

                                                             Number of Securities      Value of Unexercised
                                                             Underlying Unexercised    In-the-Money Options/
                                                             Options/SARs at FY-       SARs at FY-End ($)
                       Shares Acquired    Value Realized     End(#) Exercisable/       Exercisable/
Name                   On Exercise (#)          ($)          Unexercisable             Unexercisable
------------------------------------------------------------------------------------------------------------
William J. Woodward        0                     0              9,625/6,375                1,859/5,578
George L. Fredette         0                     0              3,875/2,625                 766/2,297
Richard T. Brunelle        0                     0              2,750/2,250                 656/1,969
John H. Stratton, Jr.      0                     0              2,750/2,250                 656/1,969

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Company's common stock (assuming $100 was invested on September 30, 1997, the date when the Company's common stock became publicly traded, and all dividends were reinvested) against (i) the cumulative total return of the S&P Composite 500 Stock Index, and (ii) the NASDAQ Bank Stock Index.

                      9/30/97      12/31/97   12/31/98    12/31/99    12/31/00
NWFI                 $100.00       $103.33     $ 90.83    $ 86.67     $ 78.33
S&P 500               100.00        102.44      129.76     155.10      139.38
NASDAQ Bank Stocks    100.00        109.97       97.03      89.28      102.38

EMPLOYMENT CONTRACTS

      Messrs. Woodward and Fredette have entered into employment agreements with the Company. Pursuant to the employment agreements, each executive provides ongoing services to the Company on a full-time basis for periods of three years in the case of Mr. Woodward and two years in the case of Mr. Fredette. These terms are automatically renewed for periods of one year commencing on each anniversary of the respective agreement unless either the executive or the Company gives written notice to the other electing not to extend the term. The employment agreements provide for annual base salaries that are subject to increase from time to time in the discretion of the Board of Directors. The employment agreements also provide that each of the executives is entitled to participate in any incentive or bonus program established by the Board of Directors, as well as other employee benefit plans which the Company may from time to time have in effect for all or most of its senior executives.

      In addition to certain confidentiality and non-compete provisions, the agreements provide that if an executive is terminated from full-time employment with the Company without cause prior to the end of the respective term, then he will be entitled to receive his base salary at the rate then in effect and certain group health benefits for the remainder of such term (the "Termination Benefits Period"); provided, that in the event such executive commences any employment or self-employment during the period during which he is entitled to receive the termination benefits, the remaining amount of base salary due, for the period from the commencement of such employment or self-employment to the end of the Termination Benefit Period, will be reduced by one-half of the salary such executive receives from such employment or self-employment. In addition, if such executive receives benefits from such employment or self-employment comparable to those benefits provided by the Company, the continuation of group health benefits shall cease effective as of the date of commencement of such employment or self-employment.

      The employment agreements also provide for termination benefits if the executives' employment with the Company is terminated under certain circumstances following a "change of control." If within 18 months following a change of control in the case of Mr. Woodward or twelve months in the case of Mr. Fredette, such executive's employment is terminated by the Company or its successor or by such executive following the occurrence of certain adverse actions taken with respect to such executive's employment, or if such executive's employment is terminated without cause, the Company must, in lieu of any other termination benefits described above, pay to such executive (or such executive's estate, if applicable) a lump-sum payment, in the case of Mr. Woodward, equal to 2.99 times such executive's "base amount" (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended) and, in the case of Mr. Fredette, two times such "base amount".

KEY EMPLOYEE AGREEMENTS

      The Company and its subsidiaries have entered into Key Employee agreements with certain officers. These agreements provide for payments, under certain circumstances, to the officer upon the officer's termination after a change in control. The amount of such payments is set forth in their individual key employee agreements.

PENSION PLANS

      The Company maintains a noncontributory defined benefit pension plan covering all full-time and part-time employees who work at least 1,000 hours, have completed one year of service and have attained the age of 21. Vesting will occur after 5 years, and age 65 will be the normal retirement age. Early retirement may be taken, however, after age 55.

      The following table illustrates estimated annual pension benefits for retirement at age 65 under the most advantageous plan provisions available for the various levels of compensation and years of service, limited to 30. The figures in this table are calculated based on 1.00% of the final 5 years average total W-2 earnings plus .65% of compensation in excess of covered compensation times the number of years of service. Covered compensation for the purpose of this calculation is currently $37,212.

    AVERAGE
  COMPENSATION                     YEARS OF SERVICE
---------------------------------------------------------------------------
                 15          20          25          30          35
---------------------------------------------------------------------------
  $125,000     27,309      36,412      45,516      54,619      54,619
  $150,000     33,497      44,662      55,828      66,994      66,994
  $170,000     35,972      47,962      59,953      71,944      71,944
  $175,000     35,972      47,962      59,953      71,944      71,944
  $200,000     35,972      47,962      59,953      71,944      71,944
  $225,000     35,972      47,962      59,953      71,944      71,944
  $250,000     35,972      47,962      59,953      71,944      71,944

      Compensation used in determining retirement benefits under the pension plan is on the same basis as included in the Summary Compensation Table. Benefits payable under the plan are not offset by social security benefits. The officers named in the Summary Compensation Table have been credited with the following years of service: Mr. Woodward, three years; Mr. Fredette, two years; Mr. Brunelle, ten years; and Mr. Stratton, eleven years.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

      The Board of Directors has established an Audit and Compliance Committee, whose members during 2000 were Arnold P. Hanson, Jr., Chairman; Stephen G. Boucher; Barry J. Kelly; and John H. Noyes. The Board of Directors has determined that the members of the Audit and Compliance Committee are "independent" under the rules of the Nasdaq Stock Market.

      During 2000, the Audit and Compliance Committee: reviewed and discussed the audited financial statements with the Company's management; discussed with the Company's independent auditors the matters required to be discussed by SAS No. 61; and discussed with the auditors their independence and received from the auditors disclosures regarding their independence.

      The Audit and Compliance Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, based on its review and the discussions described above.

      During the year ended December 31, 2000, the Company paid the following fees to Shatswell, MacLeod & Company, P.C., the Company's principal accountants:

                       FEES PAID TO INDEPENDENT AUDITORS
      Audit Fees                                                      $99,000
      Financial Information Systems Design and Implementation Fees         --
      All Other Fees                                                   16,000

      The Company's Audit and Compliance Committee considered whether the provision of the non-audit services above is compatible with maintaining the auditor's independence.

      Submitted by the members of the Audit and Compliance Committee.
            Arnold P. Hanson, Jr., Chairman
            Stephen G. Boucher
            Barry J. Kelley
            John H. Noyes

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION

GENERAL POLICIES

      The Human Resources and Compensation Committee is comprised of five outside Directors. The Human Resources and Compensation Committee's responsibility is to set policy and oversee the administration of the Company's compensation and benefits. Working with an outside bank compensation consultant, the committee recommends the approval of the salary program for the entire organization. It also oversees the compensation of the Chief Executive Officer ("CEO") and certain other senior officers.

      The base salary of these senior executive officers is set at an amount within an established salary range that reflects the executive's position, duties and level of responsibility. The salary range consists of minimum and maximum levels distributed around an average of base salaries paid to executives who hold substantially similar positions within a selected peer group. Any bonuses are designed to reward executives for performance and are based primarily on the Company's financial results.

CEO COMPENSATION

      In connection with Mr. Woodward's employment agreement described above, the Company engaged a bank compensation consultant to act as its advisor in the matter of executive compensation. This consultant specializes in compensation matters for New England financial institutions, and maintains an extensive data base for banks in various asset size groups.

      Using a variety of established surveys concerning bank salaries, the Company's consultant recommended a competitive salary range for Mr. Woodward. In connection with Mr. Woodward's employment agreement, the consultant's recommendation was subsequently approved by the Board.

     Submitted by the members of the Human Resources and Compensation Committee.
            Bruce W. Keough, Chairman
            Stephen G. Boucher
            Arnold P. Hanson, Jr.
            Randall G. Labnon
            John H. Noyes


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company has, during its ordinary course of business, made loans to directors and executive officers. Loans are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The Company has had (and expects to have in the future) banking transactions with directors, executive officers, principal stockholders, and their associates on the same terms (including interest rates and collateral on loans) as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risk of collectibility or present other unfavorable features.

      The largest aggregate amount of such extensions of credit to directors, executive officers, principal stockholders, and their associates during the period of January 1, 2000 through December 31, 2000 was $1,000,521. The aggregate amount owing to the Company from such individuals on December 31, 2000 was $1,000,521, or 2.41% of stockholders' equity. As mentioned above, these loans were made on the same terms for comparable transactions with others.

      There were no executive officers or directors whose direct or indirect liability to the Company exceeded 10% of stockholders' equity at any time during the year.

      During 2000 the Company received services from certain directors and their affiliates, which either totaled $60,000 or represented more than 5% of that firm's gross revenue, as follows: Vaillancourt & Woodward, Inc., of which William J. Woodward is a part owner and treasurer, provided insurance services totaling $153,130.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

      Shatswell, MacLeod & Company, P.C. was the Company's independent auditing firm for 2000. Representatives of Shatswell, MacLeod & Company, P.C. are expected to be present at the meeting to respond to stockholders' questions and will have the opportunity to make a statement if they so desire. The firm of Shatswell, MacLeod & Company, P.C. has served as the Company's independent auditing firm since September 30, 1997.

                                  OTHER MATTERS

      The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                  MISCELLANEOUS

      A copy of the Company's Annual Report to Stockholders, including financial statements has been mailed to all stockholders of record as of the close of business on March 16, 2001. Any stockholder who has not received a copy of such Annual Report or would like to obtain a copy of the Company's Annual Report on Form 10-K may do so by writing George L. Fredette, Senior Vice President & Chief Financial Officer, c/o Northway Financial, Inc., 9 Main Street, Berlin, NH 03570. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                              STOCKHOLDER PROPOSALS

      The Company's By-Laws provide that any director nominations and new business proposals intended to be submitted by stockholders in connection with an Annual Meeting of Stockholders must be filed, delivered to, or mailed to and received by, the Company at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date") or, in other words, no later than March 2, 2002 and no earlier than January 16, 2002 ; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (1) the 75th day prior to the scheduled date of such Annual Meeting or (2) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company. Any proposal should be sent to, and a copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to, Joseph N. Rozek, Assistant Secretary, of the Company at its principal executive office in Berlin, New Hampshire. The proposal must also comply with the other requirements of the Company's Bylaws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

      In addition to the foregoing, in accordance with the rules of the SEC, any proposal that a stockholder intends to present at the annual meeting of stockholders in 2002 must be received by the Company not less than 120 days prior to the anniversary date of the immediately preceding proxy statement, or January 16, 2002, to be eligible for inclusion in the proxy statement and form of proxy relating to such meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy.

                                            By Order of the Board of Directors

                                            Joseph N. Rozek
                                            Assistant Secretary

Berlin, New Hampshire
April 2, 2001

                                   APPENDIX A
       NORTHWAY FINANCIAL, INC BOARD OF DIRECTORS AUDIT COMMITTEE CHARTER

I.   General Statement of Purpose

     The Audit Committee of the Board of Directors (the "Audit Committee") of Northway Financial, Inc. (the "Company") oversees on behalf of the Board of Directors (the "Board") management's and the independent auditor's participation in the Company's financial reporting process. The primary objective of the Audit Committee in exercising its oversight function is to promote and preserve the integrity of the Company's financial statements and the independence of the Company's external independent auditor.

II.  Audit Committee Composition

     The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III. Meetings

     The Audit Committee generally is to meet four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV.  Audit Committee Activities

     The principal activities of the Audit Committee will generally include the following:

     A   Review of Charter

         Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

     B   Audited Financial Statements and Annual Audit

         Review the overall audit plan with the independent auditor and the members of management who are responsible for preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

         Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

          |X| the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

          |X| the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements;

          |X| major changes in and other questions regarding accounting and auditing principles and procedures.

         Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995;

         Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information;

         Review and discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

         Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's annual Report on Form 10-K.

         Prepare the Audit Committee report required by Item 306 of Regulation S-K of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

     C   Unaudited Quarterly Financial Statements

         Review and discuss with management and the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71.

     D Matters Relating to Selection, Performance and Independence of Independent Auditor

         Recommend to the Board the appointment of the independent auditor.

         Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee as representatives of the Company's Stockholderss.

         Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgement of the Audit Committee, recommend that the Board replace the independent auditor.

         Recommend to the Board on an annual basis the fees to be paid to the independent auditor.

         Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as may be modified or supplemented, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such discussion take or recommend that the Board take appropriate action to oversee the independence of the independent auditor.

     E   General

         The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

         Perform such other oversight functions as may be requested by the Board.

         In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals consulted with by the Audit Committee. The Audit Committee shall have the authority to retain special legal, accounting or other experts, advisors or professionals to render advice to the committee. The Audit Committee shall have authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

         Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

NWF31 B

                                  DETACH HERE

                                      PROXY
                            NORTHWAY FINANCIAL, INC.

                   9 Main Street, Berlin, New Hampshire 03570
                             Proxy for Common Stock

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William J. Woodward and George L. Fredette, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Northway Financial, Inc. ("Northway"), to be held at the Town & Country Motor Inn, Route 2, Shelburne, New Hampshire, on May 15, 2001, at 2:00 p.m., and at any adjournment or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment or postponement therof. The undersigned revokes any proxy previously given in connection with such meeting and acknowledges receipt of Notice of the Annual Meeting of Stockholders and Northway's 2000 Annual Report to Stockholders.

-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
-------------                                                      -------------

NORTHWAY FINANCIAL, INC.
  c/o EquiServe
  P.O. Box 9398
  Boston, MA 02205-9398

NWF31A

                                  DETACH HERE

    Please mark
[X] votes as in
    this example.

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no instructions are indicated, the undersigned's votes will be cast "FOR" each of such matters. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. Proposal to elect (01) Fletcher W.        Such other business as may properly
   Adams (02) Arnold P. Hanson, Jr.          come before the meeting or any
   (3) John H. Noyes (4) William             adjournments or postponements
   J. Woodward for a three year term         thereof.
   to continue until the 2004 Annual
   Meeting of Stockholders, and until
   the successor of each is duly elected
   and qualified.

         FOR             WITHHELD
     [ ] ALL         [ ] FROM ALL
         NOMINEES        NOMINEES

[ ] _____________________________________
    For all nominees except as noted above


                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]


                               For joint accounts, each owner should sign.
                               Executors, administrators, trustees, corporate officers, and others acting in a representative capacity should give full title or authority.


Signature: _____________ Date: ________ Signature: _____________ Date: ________